Pacific Select Fund NSAR 06-30-07
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS


The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-07-000538 filed on April 30, 2007, and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Floating Rate Loan, Small-Cap Growth, Capital Opportunities and Concentrated Growth Portfolios.